Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 14, 2007 on the consolidated balance sheet of MIT Holding, Inc. as of December 31, 2006, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005, included herein on the registration statement of MIT Holding, Inc. on Form SB-2 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Drakeford & Drakeford,LLC

Drakeford & Drakeford, LLC

July 2, 2007